Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE FISCAL THIRD QUARTER ENDED MARCH 31, 2021

DENVER, CO., May 10, 2021 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal third quarter ended March 31, 2021.

Fiscal Third Quarter 2021 Financial Highlights

•	Net revenue of $156.3 million, up 8% compared to $144.8 million in the third quarter of 2020
•	Center level contribution of $41.4 million, up 20% year over year, and center level contribution margin of 26.5%, up 270 basis points year over year
•	Net loss of $10.9 million, or ($0.09) per share, primarily due to an expected earn-out payment from a 2018 acquisition and $13.5 million loss on extinguishment of debt, both of which were related to our initial public offering on March 8, 2021
•	Adjusted EBITDA(1) of $20.3 million, up 15% compared to $17.6 million in the third quarter of 2020
•	Census of 6,655, up 5% year over year; member months of 19,958, up 6% year over year; and ended the quarter with 18 centers across the United States
•	Ended the quarter with $201.5 million in cash and cash equivalents, $82.8 million in debt (representing debt under our senior secured term loan plus capital leases) and a secured net leverage ratio of 0.75x (as calculated pursuant to our credit agreement)

Additional Highlights

•	Expect three de novo center openings in two new states in the next eighteen months and two additional de novo centers by the beginning of calendar year 2023
•	Remain in active discussions with joint-venture partners for future de novo locations
•	Re-opened centers in Colorado, California, and New Mexico as COVID-19 vaccination rollout continues and states diligently dial back restrictions. InnovAge continues to work towards having 90% of staff and participants vaccinated by the end of July
•	Performed more than 93,000 telehealth visits from the start of the pandemic through quarter end
•	InnovAge is a Great Place to Work-Certified™ company for the third consecutive year and we continued to expand our strong leadership team with the addition of Alice Raia as Chief Information Officer
•	Reduced debt by $225.0 million following our initial public offering on March 8, 2021

Maureen Hewitt, President and Chief Executive Officer, commented, “The InnovAge team delivered strong third quarter financial results with 8% revenue growth and 15% Adjusted EBITDA growth year-over-year. We are seeing multiple growth drivers from our multi-faceted strategy coming from organic growth, and de novo locations in existing and new states. While COVID-19 impacted our business over the last several quarters, I want to thank our team for their hard work and dedication providing high quality, value-based care to our senior participants. We are seeing some normalization from the pandemic as vaccination rollouts are essential to restoring face-to-face connections that we all need and value.”

Fiscal Fourth Quarter 2021 Financial Guidance

For the fourth quarter of fiscal 2021, InnovAge expects to deliver the following financial results:

•	Total revenues of $160 million to $162 million
•	Adjusted EBITDA(1) of $17 million to $19 million

Full Fiscal Year 2021

For the full fiscal year 2021, InnovAge expects to deliver the following financial results:

•	Total revenues of $626 million to $628 million
•	Adjusted EBITDA(1) of $83 million to $85 million
◦	De novo center losses, which we define as net losses related to the pre-opening and start-up ramp for our de novo centers for the first 24 months of operation are expected to be approximately $2 million and have not been added back to the Adjusted EBITDA guidance
•	We expect to end fiscal year 2021 with 18 centers; we expect our census to be between 6,800 to 6,900 and member months to be between 79,000 to 79,500

(1) Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure. We are unable to provide guidance for net income (loss) or a reconciliation of our Adjusted EBITDA guidance because we cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Our inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time, which can be accessed by dialing +1 (833) 398-1024 for U.S. participants, or +1 (914) 987-7722 for international participants, and referencing conference ID 7594282; or via a live audio webcast that will be available online at https://investor.innovage.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model meaningfully improves the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge is at the forefront of value based senior healthcare and directly contracts with government payors, such as Medicare and Medicaid, to manage the totality of a participant’s medical care. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors—“Win.” InnovAge currently serves approximately 6,700 participants across 18 centers in five states.

https://www.innovage.com/.

Investor Contacts

Bob East, Kevin Ellich, Jordan Kohnstam
Westwicke
T: (443) 450-4186
innovageIRPR@westwicke.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, quarterly or annual guidance, future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the spread and impact of the COVID-19 pandemic; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) our indebtedness could adversely affect our business and growth prospects; and (v) the loss of one or more key payors. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Prospectus, dated March 3, 2021 in connection with our IPO and our most recent Quarterly Report on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, final determination of rates, M&A transaction and integration, business optimization, EMR transition, special employee bonuses, financing-related fees and other non-recurring items. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of InnovAge’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 31,	June 30,
Assets	2021	2020
Current Assets
Cash and cash equivalents	$201,527	$112,904
Restricted cash	2,236	1,661
Accounts receivable, net of allowance ($7,741 – March 31, 2021 and $6,384 – June 30, 2020)	44,356	46,312
Prepaid expenses and other	3,626	4,311
Income tax receivable	131	1,743
Total current assets	251,876	166,931
Noncurrent Assets
Property and equipment, net	141,515	102,494
Investments	2,645	2,645
Deposits and other	3,611	3,003
Equity method investments	848	13,245
Goodwill	124,217	116,139
Other intangible assets, net	6,683	5,177
Total noncurrent assets	279,519	242,703
Total assets	$531,395	$409,634
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$33,223	$28,875
Reported and estimated claims	30,735	30,291
Due to Medicaid and Medicare	25,054	12,244
Current portion of long-term debt	2,852	1,938
Current portion of capital lease obligations	2,121	1,496
Contingent consideration	—	1,789
Total current liabilities	93,985	76,633
Noncurrent Liabilities
Deferred tax liability, net	5,817	9,282
Capital lease obligations	5,727	4,091
Other non-current liabilities	2,390	1,446
Long-term debt, net of debt issuance costs	72,415	210,432
Total liabilities	180,334	301,884
Commitments and Contingencies (See Note 10)
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of March 31, 2021 and June 30, 2020; 135,516,513 and 132,718,461 issued and outstanding shares at March 31, 2021 and June 30, 2020, respectively	136	133
Additional paid-in capital	323,127	36,338
Retained earnings	4,820	64,737
Less: Treasury stock (0 and 102,030 shares of common stock at $0.0 and $1.89 per share as of March 31, 2021 and June 30, 2020, respectively)	—	(193)
Total InnovAge Holding Corp.	328,083	101,015
Noncontrolling interests	22,978	6,735
Total stockholders’ equity	351,061	107,750
Total liabilities and stockholders’ equity	$531,395	$409,634

InnovAge

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2021	2020	2021	2020
Revenues
Capitation revenue	$155,835	$144,174	$464,294	$412,724
Other service revenue	473	596	1,890	1,976
Total revenues	156,308	144,770	466,184	414,700
Expenses
External provider costs	75,389	71,022	224,215	204,387
Cost of care, excluding depreciation and amortization	39,565	39,285	115,922	114,465
Sales and marketing	5,592	4,628	14,335	14,405
Corporate, general and administrative	18,595	14,028	105,901	42,417
Depreciation and amortization	3,311	2,769	9,262	8,310
Equity loss	—	163	1,343	203
Other operating (income) expense	19,222	(99)	18,211	(250)
Total expenses	161,674	131,796	489,189	383,937
Operating Income (Loss)	(5,366)	12,974	(23,005)	30,763

Other Income (Expense)
Interest expense, net	(4,876)	(2,361)	(17,061)	(11,287)
Loss on extinguishment of debt	(13,488)	—	(14,479)	—
Gain on equity method investment	10,871	—	10,871	—
Other income (expense)	(2,267)	244	(2,222)	(735)
Total other expense	(9,760)	(2,117)	(22,891)	(12,022)
Income (Loss) Before Income Taxes	(15,126)	10,857	(45,896)	18,741
Provision (Benefit) for Income Taxes	(4,264)	2,867	5,159	4,954
Net Income (Loss)	(10,862)	7,990	(51,055)	13,787
Less: net loss attributable to noncontrolling interests	(352)	(148)	(595)	(394)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$(10,510)	$8,138	$(50,460)	$14,181

Weighted-average number of common shares outstanding - basic	121,324,980	132,616,431	119,619,806	132,616,431
Weighted-average number of common shares outstanding - diluted	121,324,980	134,368,002	119,619,806	133,792,985
Net income (loss) per share - basic	$(0.09)	$0.06	$(0.42)	$0.11
Net income (loss) per share - diluted	$(0.09)	$0.06	$(0.42)	$0.11

InnovAge

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	For the Nine Months Ended
	March 31,	March 31,
	2021	2020
Operating Activities
Net income (loss)	$(51,055)	$13,787
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) on disposal of assets	2	1,021
Provision for uncollectible accounts	4,144	3,909
Depreciation and amortization	9,262	8,310
Gain on equity method investment	(10,871)	—
Loss on extinguishment of long-term debt	8,494	—
Amortization of deferred financing costs	948	412
Stock based compensation	1,102	407
Change in fair value of warrants	2,264	—
Deferred income taxes	(3,464)	313
Equity loss	1,343	203
Change in fair value of contingent consideration	—	(250)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	(1,402)	(6,929)
Prepaid expenses and other	635	274
Income taxes receivable	1,613	2,562
Deposits and other	(606)	689
Accounts payable and accrued expenses	7,717	1,372
Reported and estimated claims	114	(816)
Due to Medicaid and Medicare	12,732	(5,245)
Deferred revenue	—	2
Net cash provided by (used in) operating activities	(17,028)	20,021

Investing Activities
Purchases of property and equipment	(14,729)	(9,088)
Proceeds from the sale of equipment	—	169
Proceeds from net working capital settlements	—	1,129
Purchase of intangible assets	(2,000)	—
Consolidation of equity method investment	646	—
Net cash used in investing activities	(16,083)	(7,790)

Financing Activities
Distribution to owners	(9,458)	—
Capital contributions	20,000	—
Payments on capital lease obligations	(1,685)	(850)
Proceeds from long-term debt	375,000	25,000
Principal payments on long-term debt	(512,649)	(1,447)
Payment of debt issuance costs	(8,896)	—
Proceeds from initial public offering of common stock	373,580	—
Treasury stock purchase	(77,603)	—
Payments under acquisition agreements	(3,622)	—
Payments related to option cancellation	(32,358)	—
Net cash provided by financing activities	122,309	22,703

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	89,198	34,934
CASH, CASH EQUIVALENTS & RESTRICTED CASH BEGINNING OF PERIOD	114,565	61,196
CASH, CASH EQUIVALENTS & RESTRICTED CASH END OF PERIOD	$203,763	$96,130

Supplemental Cash Flows Information
Interest paid	$16,251	$10,330
Income taxes paid	7,047	2,080
Prepayment penalty on extinguishment of debt	6,000	—
Property and equipment included in accounts payable	224	—
Property and equipment purchased under capital leases	3,517	1,115

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(dollars in thousands)
Net income	$(10,862)	$7,990	$(51,055)	$13,788
Interest expense, net	4,876	2,361	17,061	11,287
Depreciation and amortization	3,311	2,769	9,262	8,310
Provision (benefit) for income tax	(4,264)	2,867	5,159	4,954
Management equity plan	530	136	1,102	408
Rate determination(a)	—	(199)	(2,158)	(199)
M&A diligence, transaction and integration(b)	4,548	1,076	63,333	2,541
Business optimization(c)	268	390	1,127	622
EMR transition(d)	66	123	335	761
Special employee bonus(e)		204	—	727
Gain on consolidation of equity investee(f)	(10,871)	—	(10,871)	—
Financing-related(g)	13,488	—	14,479	30
Contingent consideration (h)	19,222	(99)	18,211	(250)
Adjusted EBITDA	$20,312	$17,618	$65,985	$42,979

(a)	For the nine months ended March 31, 2021, this reflects the CMS settlement payment of approximately $2.2 million related to End-Stage Renal Disease beneficiaries for calendar years 2010 through 2020.
(b)	For the nine months ended March 31, 2021, this is primarily due to the July 27, 2020 transaction between us, an affiliate of Apax Partners and our existing equity holders entering into a Securities Purchase Agreement (the “Apax Transaction”) which resulted in expense of $58.3 million, relating to $42.2 million from the cancellation of options and the redemption of shares, $1.8 million related to transaction specific bonuses, $13.1 million relates to transaction fees and expenses, $2.2 million related to reclassification of warrant liability and $1.7 million relating to payroll taxes and other administrative items.
(c)	Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology systems and improve the efficiency of our operations.
(d)	Reflects non-recurring expenses relating to the transition to a new electronic medical record vendor.
(e)	Reflects non-recurring special bonuses paid to certain of our employees of the Company relating to shareholder dividend transactions that occurred in fiscal years 2018 and 2019.
(f)	Reflects non-recurring expense related to the gain on consolidation of InnovAge Sacramento.
(g)	Reflects fees and expenses incurred in connection with amendments to our credit agreements.
(h)	Reflects the contingent consideration fair value adjustment made during the reporting period associated with its acquisition of New Courtland.